SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 18, 2011

White Mountain Titanium Corporation
(Exact Name of Registrant as Specified in Charter)

NEVADA	333-129347	87-057730
(State or Other Jurisdiction of	Commission File Number	(IRS Employer Identification No.)
Incorporation)

Augusto Leguia 100, Oficina 812, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (56 2) 657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

On January 18, 2011, White Mountain Titanium Corporation (the “Company”) entered into a Rights Agreement (the “Rights Agreement”), dated January 18, 2011, between the Company and Interwest Transfer Company, Inc., as Rights Agent (the “Rights Agent”). In connection with the adoption of the Rights Agreement, effective January 18, 2011, the Board of Directors of the Company declared a dividend distribution of one right (“Right”) for each outstanding share of common stock, par value $0.001 per share (the “Common Stock”), of the Company, payable to stockholders of record on January 28, 2011.  Each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of one share of Series B Junior Participating Preferred Stock (“Preferred Stock”) at a price of $4.00 per one one-thousandth share (the “Purchase Price”), subject to adjustment.  The description and terms of the Rights are set forth in the Rights Agreement. A press release announcing the Rights Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a distribution of Rights Certificates (as defined below) will occur upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”) or (ii) 10 business days (or such later date as the Board of Directors of the Company may determine) following the commencement of, or the first public announcement of the intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”).

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates, and will be transferred with and only with the Common Stock certificates, (ii) new Common Stock certificates issued after January 28, 2011, upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 18, 2021, unless such date is extended, the Rights Agreement is terminated, or the Rights are earlier redeemed or exchanged by the Company as described below. The Rights will not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights has not been obtained or is not obtainable.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors of the Company, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

In the event that a Person becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, except pursuant to an offer for all outstanding shares of Common Stock which the Directors determine to be fair to and otherwise in the best interests of the Company and its stockholders (a “Qualifying Offer”), each holder of a Right will, after the end of a redemption period referred to below, have the right to exercise the Right by purchasing, for an amount equal to the Purchase Price, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times such amount, provided that the per share value of the common shares shall not be less than the applicable exercise price of warrants issued pursuant to the Securities Purchase Agreement dated July 7, 2005, as amended, which exercise price is currently $0.50 per share. Notwithstanding any of the foregoing, following the occurrence of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

For example, at a Purchase Price of $4.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $8.00 worth of Common Stock (or other consideration, as noted above) for $4.00. Assuming that the Common Stock had a per share value of $2.00 at such time, the holder of each valid Right would be entitled to purchase four shares of Common Stock for $4.00.

In the event that at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction (other than a merger that follows a Qualifying Offer), or (ii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall, after the expiration of the redemption period referred to below, have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right (e.g., common stock of the acquiring company having a value of $8.00 for the $4.00 Purchase Price).

At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or, in certain circumstances, other equity securities of the Company that are deemed by the Board of Directors of the Company to have the same value as shares of Common Stock) per Right (subject to adjustment).

The Purchase Price payable, and the number of one one-thousandths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution under certain circumstances.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

In general, the Board of Directors of the Company, may cause the Company to redeem the Rights in whole, but not in part, at any time during the period commencing on January 18, 2011, and ending on the tenth business day following the Stock Acquisition Date (the “Redemption Period”) at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors of the Company).  Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of a two-thirds majority of the Board of Directors. After the Redemption Period has expired, the Company’s right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be subject to federal taxation to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

We currently have outstanding warrants to purchase up to 4,250,000 shares at a current exercise price of $0.50 per share.  These warrants are held by Rubicon Master Fund pursuant to the Securities Purchase Agreement dated July 7, 2005, as amended.  Pursuant to the terms of this warrant, the warrant holder will be entitled to the same rights as a shareholder under the Rights Agreement as if the warrant were exercised.

Except with respect to the Redemption Price of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors of the Company in order to cure any ambiguity, defect or inconsistency or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided however, no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.

A total of 500,000 shares of Preferred Stock are reserved for issuance upon exercise of the Rights.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired, or in a manner or on terms not approved by the Board of Directors of the Company. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors of the Company, nor should the Rights interfere with any merger or other business combination approved by the Board of Directors of the Company.

At least once every three years the Audit Committee of the Board of Directors or a committee of directors comprised of directors who are independent of management and free from any relationship that, in the opinion of the Board of Directors would interfere with their exercise of independent judgment, shall review and evaluate the Rights Agreement in order to consider whether the maintenance of the Rights Agreement continues to be in the interests of the Company and its stockholders. Following each such review, the committee will communicate its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether the Rights Agreement should be modified or the Rights should be redeemed.

The foregoing description of the Rights and the Rights Agreement between the Company and the Rights Agent does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is included as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.03  Material Modification to Rights of Security Holders.

The information contained in Items 1.01 and 5.03 is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 18, 2011, the Company filed a Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock (the “Certificate of Designations”) with the Secretary of State of Nevada.  In connection with the adoption of the Certificate of Designations, the Board of Directors of the Company authorized the creation of a series of 500,000 shares of Series B Junior Participating Preferred Stock.  A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock.

4.1	Rights Agreement, dated as of January 18, 2011, between the Company and Interwest Transfer Company, Inc., as Rights Agent.

99.1	Press Release dated January 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: January 18, 2011	By	/s/ Brian Flower
Brian Flower Chairman